Exhibit 99.1

SANDS CASINO HOTEL Indiana Avenue & Brighton Park Atlantic City, New Jersey 08401

FOR FURTHER INFORMATION:

Atlantic Coast Entertainment Holdings, Inc.:
George Toth (President, The Sands)
(609) 441-4000

Pinnacle Entertainment:
Lewis Fanger (Investors)
Pauline Yoshihashi (Media)
(702) 784-7777

PINNACLE ENTERTAINMENT AGREES TO PURCHASE
SANDS/TRAYMORE SITE IN ATLANTIC CITY, N.J.

Plans Major New Resort Along The Boardwalk

LAS VEGAS, September 5, 2006 - Pinnacle Entertainment, Inc. (NYSE: PNK) and Atlantic Coast Entertainment Holdings, Inc. ("ACE Hi") today said they have signed a definitive agreement under which Pinnacle agreed to purchase the entities that own The Sands and Traymore sites in Atlantic City, N.J. from entities affiliated with financier Carl Icahn for approximately $250 million, plus an additional $20 million for certain tax-related benefits and additional real estate. Together, the land being acquired comprises approximately 18 contiguous acres at the heart of Atlantic City, with extensive frontage along the Boardwalk, Pacific Avenue and Brighton Park. Pinnacle plans to design and build an entirely new casino hotel on the site, which would be among the largest and most spectacular resorts in the region.

As part of the agreement, Pinnacle required that the sellers proceed to close the existing hotel-casino, which is anticipated to occur within approximately 70 days of the signing of the agreement. The closure will facilitate the construction of a new, much larger facility as quickly as possible. The 26-year-old Sands, which was one of the first gaming resorts to open in Atlantic City, is one of the city’s smallest properties.

“Atlantic City is one of the top U.S. gaming destinations, and we’re looking forward to being a part of the world-famous Boardwalk,” said Daniel R. Lee, Pinnacle’s Chairman and Chief Executive Officer. “This major new resort will be a key component in our plan to build a national network of gaming properties. It will also help extend our development pipeline and our Company’s growth through 2010 and beyond. In connection with our longstanding interest in Atlantic City, we submitted our initial license application in New Jersey several months ago. The regulatory investigation is ongoing.

“The success of recent Atlantic City developments has proven that customers in the Northeast respond positively to state-of-the-art gaming resort design and amenities,” Mr. Lee continued. “While we regret the necessity of closing the Sands to create an exciting new resort, we look forward to working with gaming regulators, state and local authorities on this project to create more jobs, tax revenues and other lasting benefits for the region.”

Under Federal law, employees soon will receive 60 days’ notice of the expected closing. Among its provisions for employees, the agreement provides for severance benefits in accordance with union agreements, as well as severance pay for nonunion employees who stay through the 60-day closing period.

Mr. Icahn stated, “After spending many months reviewing various projects for this property, it became patently clear that a shutdown of The Sands was necessary and inevitable to make room for a great new casino. We also concluded that this was the most propitious time to undertake this shutdown given the robust employment environment in Atlantic City. This new casino will be a great plus for Atlantic City and the state of New Jersey.” Mr. Icahn has seen to it that ACE Hi, the parent company of The Sands, although not legally required, will fund an additional one week of severance for eligible employees for each year of service over two years. In addition, through his negotiations with Pinnacle, Pinnacle has agreed that full-time employees who have been with The Sands for at least six months will be eligible for two weeks’ severance funded by Pinnacle. Pinnacle also has agreed to provide outplacement services to all Sands employees, and those willing to relocate will be considered for positions at other properties operated by Pinnacle or Mr. Icahn.

The transaction is subject to the satisfaction of customary closing conditions. The transaction is not subject to financing. The majority stockholder of ACE Hi, AREP Sands Holding, LLC, which owns approximately 58% of the outstanding stock of ACE Hi, has delivered a stockholder written consent approving the sale of The Sands. AREP Sands is a wholly-owned subsidiary of American Real Estate Holdings Limited Partnership ("AREH").

The acquisition agreement contains non-solicitation, fiduciary out and termination fee provisions. ACE Hi is not permitted to solicit other acquisition proposals, but for 45 days may negotiate with anyone that submits unsolicited proposals if the ACE Hi board believes that such a proposal is, or is reasonably likely to result in, a proposal that is more favorable to the ACE Hi stockholders. If within such 45-day period, the ACE Hi board determines that an alternative proposal is more favorable to the ACE Hi stockholders, ACE Hi is permitted to terminate the acquisition agreement with Pinnacle upon payment of a $10 million termination fee. In addition, entities affiliated with Mr. Icahn, including AREH and AREP Sands, have agreed to pay to Pinnacle all of any additional value received by such entities through an overbid.

Pinnacle expects to close its purchase of The Sands/Traymore site by the end of the year.

About Atlantic Coast Entertainment Holdings, Inc.

Atlantic Coast Entertainment Holdings, Inc. (“Atlantic Holdings”) is a Delaware corporation formed in October 2003. ACE Gaming, LLC, a New Jersey limited liability company and wholly-owned subsidiary of Atlantic Holdings, is the owner and operator of The Sands Hotel and Casino in Atlantic City, New Jersey.

About Pinnacle Entertainment

Pinnacle Entertainment owns and operates casinos in Nevada, Louisiana, Indiana, Argentina, and the Bahamas, owns a hotel in Missouri, and owns a casino site and has significant insurance claims related to a hurricane-damaged casino and hotel complex previously operated in Biloxi, Mississippi. Pinnacle also has two casino development projects in the St. Louis, Missouri area, which are dependent upon final approval by the Missouri Gaming Commission.

Atlantic Holdings Forward-Looking Statement

This release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, many of which are beyond the ability of AREH or ACE Hi to control or predict. Forward-looking statements may be identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “will” or words of similar meaning and include, but are not limited to, statements about the expected future business and financial performance of AREH or ACE Hi and their subsidiaries. AREH and ACE Hi undertake no obligation to publicly update or review any forward-looking information, whether as a result of new information, future developments or otherwise.

Pinnacle Forward-Looking Statement

All statements included in this press release, other than historical information or statements of historical fact, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, including statements regarding Pinnacle's pending acquisition of The Sands, the development opportunities associated with the acquisition of The Sands, other current and potential future development opportunities and anticipated opening dates, are based on Pinnacle management's current expectations and are subject to risks, uncertainties and changes in circumstances that could significantly affect future results. Accordingly, Pinnacle cautions that the forward-looking statements contained herein are qualified by important factors that could cause actual results to differ materially from those reflected by such statements. Such factors include, but are not limited to: (a) the risk that the acquisition does not close, (b) the risk that new projects and expansions could strain Pinnacle's financial resources and might not provide for a sufficient return, if any (c) significant competition facing Pinnacle in all of its markets, (d) many construction-related factors could prevent Pinnacle from completing its construction and development projects within budget and on time; and (e) other risks, including those as may be detailed from time to time in Pinnacle's filings with the Securities and Exchange Commission ("SEC"). For more information on the potential factors that could affect Pinnacle's financial results and business, review Pinnacle's filings with the SEC, including its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K.

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